UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 17, 2005

Inhibitex, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-50772	74-2708737

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employee Identification No.)

9005 Westside Parkway Alpharetta, GA		30004

(Address of Principal Executive Offices)		(Zip Code)
(678) 746-1100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 FORM OF SECURITIES PURCHASE AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
On August 17, 2005, Inhibitex, Inc.(the “Company”), entered into Securities Purchase Agreements, pursuant to which the Company agreed to sell in a private placement (the “Private Placement”), at a purchase price of $8.25 per share, 5,000,000 shares of its common stock (the “Shares”) to the institutional investors listed below (collectively, the “Purchasers”). The closing of this offering (the “Closing Date”) is August 22, 2005.

Name of Purchaser	Number of Shares of Common Stock Purchased
Abingworth Bioequities Master Fund Limited	160,000
Baker Bros. Investments, L.P. and affiliates	1,760,000
Atlas Master Fund Limited	160,000
Deerfield Partners, L.P. and affiliates	375,000
Funds managed by Fidelity	375,000
GLG Partners and affiliates	600,000
John Hancock Health Science Fund	300,000
Funds managed by Jennison Associates, LLC	300,000
SR Capital Partners and affiliates	100,000
LB I Group, Inc.	150,000
Shopkorn Associates LLC	20,000
Funds managed by T. Rowe Price Associates, Inc.	600,000
UBS O’ Connor PIPES Corporate Strategies Master Limited	100,000
Based upon its Schedule 13G filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2005, T. Rowe Price Associates, Inc. and its affiliates were beneficial holders of more than 5% of the Company’s issued and outstanding common stock prior to the Private Placement.
Under the terms of each Securities Purchase Agreement, the Company has agreed, subject to receipt of necessary information from the Purchasers, to cause a Registration Statement on Form S-3 relating to the resale of the Shares by the Investors to be filed with the Commission within 15 days following the Closing Date and use its best efforts to cause such Registration Statement to become effective within 45 days (or, in the event that the Registration Statement receives Commission review, 90 days) after the Closing Date. Subject to certain blackout periods, the Company is obligated to use best efforts, with respect to each Purchaser’s Shares, to maintain the Registration Statement’s effectiveness until the earlier of (i) two years after the Closing Date, (ii) the date on which the Purchaser may sell all Shares then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, or (iii) such time as all Shares purchased by such Purchaser in the Private Placement have been sold pursuant to a registration statement. In the event that the Registration Statement: (i) is not filed by the Company within 15 days after the Closing Date; (ii) is not declared effective by the Commission on or prior to 45 days after the Closing Date (or, so long as the Company files the Registration Statement within 15 days after the Closing Date, 90 days if reviewed by the Commission); or (iii) ceases to be effective and available to a Purchaser for any continuous period that exceeds 30 days or for one or more periods that exceed in the aggregate 60 days in any 12-month period (each, a “Registration Default”), the Company shall pay the Purchaser, for each 30-day period of a Registration Default, an amount in cash equal to 1% of the aggregate purchase price paid by the Purchaser; provided that in no event shall the aggregate amount of cash to be paid exceed 10% of the aggregate purchase price. The foregoing payments shall apply on a pro rata basis for any portion of a 30-day period of a Registration Default.
The foregoing is a summary of the terms of the agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement, which is attached hereto as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities
On August 22, 2005, the Company sold, at a price of $8.25 per share, 5,000,000 shares of its common stock. The Shares were sold in the Private Placement to certain institutional investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.
The aggregate purchase price of the shares of Common Stock was $41.25 million and the aggregate placement agent commissions were $2.26 million. Lazard Capital Markets LLC acted as the Company’s exclusive placement agent for the Private Placement.
Additional information regarding the Shares, the Purchasers and the Private Placement is included under Item 1.01 of this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description of Exhibits
10.1	Form of Securities Purchase Agreement dated August 17, 2005 between Inhibitex, Inc. and each of the Purchasers
99.1	Press release dated August 18, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc. (Registrant)
Date:August 23, 2005	By:	/s/ Russell H. Plumb
Russell H. Plumb,
Vice President/Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Form of Securities Purchase Agreement dated August 17, 2005 between Inhibitex, Inc. and each of the Purchasers
99.1	Press release dated August 18, 2005